Exhibit 99.1

For Immediate Release

Encore Capital Group Announces First Quarter 2011 Financial Results

Quarterly Net Income Increases 26% to $13.7 Million, or $0.54 per Fully Diluted Share;

Quarterly Gross Collections Increase 35% to $191.1 Million

SAN DIEGO, April 27, 2011 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading distressed consumer debt buying and recovery company, today reported consolidated financial results for the first quarter ended March 31, 2011.

For the first quarter of 2011:

•	Gross collections were $191.1 million, a 35% increase over the $141.3 million in the same period of the prior year.

•

Investment in receivable portfolios was $90.7 million, to purchase $2.9 billion in face value of debt, compared to $81.6 million, to purchase $2.1 billion in face value of debt in the same period of the prior year. Available capacity under the Company’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $110.5 million as of March 31, 2011. Total debt, consisting of the revolving credit facility, senior secured notes and capital lease obligations, was $382.4 million as of March 31, 2011, a decrease of 1% from $385.3 million as of December 31, 2010.

•

Revenue from receivable portfolios, net was $105.3 million, a 27% increase over the $82.9 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of net portfolio allowances, was 58%, compared to 64% in the same period of the prior year.

•	Revenue from bankruptcy servicing was $4.9 million, an 11% increase over the $4.4 million in the same period of the prior year.

•

Total operating expenses were $82.5 million, a 26% increase over the $65.6 million in the same period of the prior year. Adjusted operating expense (operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses) per dollar collected decreased to 40.0% compared to 42.9% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $116.4 million, a 41% increase over the $82.6 million in the same period of the prior year.

•	Total interest expense was $5.6 million, compared to $4.5 million in the same period of the prior year.

•	Net income was $13.7 million or $0.54 per fully diluted share, compared to net income of $10.9 million or $0.44 per fully diluted share in the same period of the prior year.

•

Tangible book value per share, computed by dividing total stockholders’ equity less goodwill and identifiable intangible assets by the number of diluted shares outstanding, was $11.87 as of March 31, 2011, a 5% increase over $11.35 as of December 31, 2010.

Encore Capital Group, Inc.

Conference Call and Webcast

The Company will hold a conference call today at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time to discuss first quarter results.

Members of the public are invited to listen to the event via a listen-only telephone conference call line or the Internet. To access the live telephone conference call line, please dial 877-670-9781. To access the live webcast via the Internet, log on at the Investor Relations page of the Company’s website at www.encorecapital.com.

For those who cannot listen to the live broadcast, a telephone replay will be available for seven days by dialing 800-642-1687 and using the passcode 55976251. A replay of the conference call will also be available shortly after the call on the Company’s website.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. The Company has included information concerning tangible book value per share because management believes that this metric is a meaningful measure of the equity deployed in the business. Adjusted EBITDA, adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses, and tangible book value per share have not been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance and total stockholders’ equity as an indicator of Encore Capital Group’s financial condition. Further, these non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, a reconciliation of adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses to the GAAP measure total operating expenses, and a reconciliation of tangible book value per share to the GAAP measure total stockholders’ equity in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group is a leader in consumer debt buying and recovery. We purchase portfolios of defaulted consumer receivables from major banks, credit unions, and utility providers and partner with individuals as they repay their obligations and work toward financial recovery. Our

Encore Capital Group, Inc.

success and future growth are driven by our sophisticated and widespread use of analytics, our broad investments in data and behavioral science, the significant cost advantages provided by both our operations in India and our enterprise-wide, account-level cost database, and our demonstrated commitment to conduct business ethically and in ways that support our consumers’ financial recovery.

Headquartered in San Diego, we are a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of both the Russell 2000 and Wilshire 4500. More information about the Company can be found at www.encorecapital.com.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapital.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

(Unaudited)

	March 31, 2011	December 31, 2010
Assets
Cash and cash equivalents	$22,375	$10,905
Accounts receivable, net	4,474	3,331
Investment in receivable portfolios, net	648,820	644,753
Deferred court costs, net	34,286	32,158
Property and equipment, net	13,677	13,658
Prepaid income tax	—	1,629
Other assets	13,892	13,301
Goodwill	15,985	15,985
Identifiable intangible assets, net	676	748

Total assets	$754,185	$736,468

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$26,142	$26,539
Income taxes payable	5,475	—
Deferred tax liabilities, net	17,568	17,626
Debt	382,380	385,264
Other liabilities	3,780	4,342

Total liabilities	435,345	433,771

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 24,172 shares and 24,011 shares issued and outstanding as of March 31, 2011 and December 31, 2010, respectively	242	240
Additional paid-in capital	115,367	113,412
Accumulated earnings	202,573	188,894
Accumulated other comprehensive income	658	151

Total stockholders’ equity	318,840	302,697

Total liabilities and stockholders’ equity	$754,185	$736,468

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Revenue
Revenue from receivable portfolios, net	$105,326	$82,907
Servicing fees and other related revenue	4,977	4,431

Total revenue	110,303	87,338

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	19,040	15,485
Stock-based compensation expense	1,765	1,761
Cost of legal collections	36,509	26,433
Other operating expenses	10,096	9,114
Collection agency commissions	3,914	5,296
General and administrative expenses	10,169	6,879
Depreciation and amortization	1,053	673

Total operating expenses	82,546	65,641

Income from operations	27,757	21,697

Other (expense) income
Interest expense	(5,593)	(4,538)
Other income	116	192

Total other expense	(5,477)	(4,346)

Income before income taxes	22,280	17,351
Provision for income taxes	(8,601)	(6,490)

Net income	$13,679	$10,861

Weighted average shares outstanding:
Basic	24,260	23,494
Diluted	25,451	24,685
Earnings per share:
Basic	$0.56	$0.46
Diluted	$0.54	$0.44

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Condensed Consolidated Statements of Cash Flows

(Unaudited, In Thousands)

	Three Months Ended March 31,
	2011	2010
Operating activities:
Net income	$13,679	$10,861
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,053	673
Amortization of loan costs and debt discount	440	1,062
Stock-based compensation expense	1,765	1,761
Deferred income tax (benefit) expense	(58)	117
Excess tax benefit from stock-based payment arrangements	(1,343)	(458)
Provision for allowances on receivable portfolios, net	5,498	7,881
Changes in operating assets and liabilities
Other assets	(1,819)	(822)
Deferred court costs	(2,128)	354
Prepaid income tax and income taxes payable	8,437	2,903
Accounts payable, accrued liabilities and other liabilities	(1,889)	(3,804)

Net cash provided by operating activities	23,635	20,528

Investing activities:
Purchases of receivable portfolios	(90,675)	(81,632)
Collections applied to investment in receivable portfolios, net	80,211	50,384
Proceeds from put-backs of receivable portfolios	900	584
Purchases of property and equipment	(630)	(208)

Net cash used in investing activities	(10,194)	(30,872)

Financing activities:
Payment of loan costs	(734)	(4,660)
Proceeds from senior secured notes	25,000	—
Proceeds from notes payable and other borrowings	19,000	35,000
Repayment of notes payable and other borrowings	(46,000)	(22,000)
Proceeds from net settlement of certain call options	—	524
Proceeds from exercise of stock options	297	395
Excess tax benefit from stock-based payment arrangements	1,343	458
Repayment of capital lease obligations	(877)	(186)

Net cash (used in) provided by financing activities	(1,971)	9,531

Net increase (decrease) in cash	11,470	(813)
Cash and cash equivalents, beginning of period	10,905	8,388

Cash and cash equivalents, end of period	$22,375	$7,575

Supplemental disclosures of cash flow information:
Cash paid for interest	$5,002	$3,516
Cash paid for income taxes	$166	$3,832
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$371	$862

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income, Adjusted Operating Expenses Excluding Stock-based

Compensation Expense and Bankruptcy Servicing Expenses to GAAP Total Operating Expenses, and Tangible Book

Value Per Share to GAAP Total Stockholders’ Equity

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
GAAP net income, as reported	$13,679	$10,861
Interest expense	5,593	4,538
Provision for income taxes	8,601	6,490
Depreciation and amortization	1,053	673
Amount applied to principal on receivable portfolios	85,709	58,265
Stock-based compensation expense	1,765	1,761

Adjusted EBITDA	$116,400	$82,588

	Three Months Ended March 31,
	2011	2010
GAAP total operating expenses, as reported	$82,546	$65,641
Stock-based compensation expense	(1,765)	(1,761)
Bankruptcy servicing expenses	(4,319)	(3,311)

Adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses	$76,462	$60,569

	As of March 31, 2011	As of December 31, 2010
GAAP total stockholders’ equity, as reported	$318,840	$302,697
Goodwill	(15,985)	(15,985)
Identifiable intangible assets, net	(676)	(748)

Tangible book value	$302,179	$285,964
Diluted shares outstanding	25,451	25,206

Tangible book value per share	$11.87	$11.35